EXHIBIT 4.1

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT (the "Agreement") is made as of the 20th day of April, 1999, by and between APPLE SUITES, INC., a Virginia corporation (the "Company"), and FIRST UNION NATIONAL BANK, a national banking corporation (the "Lender").


                              STATEMENT OF PURPOSE

     The Company has requested the Lender to extend to the Company a loan to fund the start-up costs and the Lender has agreed to do so on the terms and subject to the conditions set forth herein. All capitalized terms not otherwise defined herein are defined in Paragraph 9 hereof.

     Now, therefore, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                    AGREEMENT

     1. Credit Facility.

          1(a) Loan. Subject to the conditions set forth herein, the Lender agrees that it shall advance $1,000,000.00 (the "Loan") to the Company. Advances of Loan proceeds will be made upon the written request of the Company; provided, however, no more than three (3) such requests shall be made and all such requests must be made on or before June 19, 1999. No amount repaid by the Company prior to the Maturity Date may be reborrowed by the Company.

          1(b) Interest Rate. The Loan shall bear interest at a rate equal to the LIBOR-Based Rate.

          1(c) Payment of Interest. The Company shall pay to the Lender interest on the outstanding principal balance of the Loan from the date disbursed to but not including the date of payment in full, such interest to be payable monthly, in arrears, as provided in Paragraph 2(c) below.

          1(d) Inability to Determine Rate. If the Lender determines (which determination shall be conclusive and binding upon the Company) that by reason of circumstances affecting the London interbank eurodollar market adequate and reasonable means do not exist for ascertaining the LIBOR-Based Rate at any time, the Lender shall forthwith give facsimile notice of such determination, confirmed in writing, to the Company. If such notice is


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given  the  Loan  shall  bear  interest  at  a  rate  determined  by  Lender  to approximate, as nearly as possible, the LIBOR-Based Rate. The Lender shall withdraw such notice in the event that the circumstances giving rise thereto no longer obtain and that adequate and reasonable means exist for ascertaining the LIBOR-Based Rate, and following withdrawal of such notice by the Lender, the Loan shall again earn interest at the LIBOR-Based Rate in accordance with the terms and conditions of this Agreement.

          1(e) Requirements of Law; Increased Costs. In the event that any change subsequent to the date hereof in any applicable law, order, regulation, treaty or directive issued by any central bank or other Governmental Authority, or in the governmental or judicial interpretation or application thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) by any central bank or other Governmental Authority:

               (1) subjects the Lender to any tax of any kind whatsoever with respect to this Agreement or the Loan made hereunder, or changes the basis of taxation of payments to the Lender of principal, fee, interest or any other amount payable hereunder (except for change in the rate of tax on the overall net income of the Lender);

               (2) imposes, modifies or holds applicable any reserve, capital requirement, special deposit, compulsory loan or similar requirements against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of the Lender which are not otherwise included in the determination of the LIBOR-Based Rate; or

               (3) imposes on the Lender any other condition;

and the result of any of the foregoing is to increase the cost to the Lender of making, renewing or maintaining the Loan or to reduce any amount receivable in respect thereof or to reduce the rate of return on such capital of the Lender or any Person controlling the Lender, then, in any such case, the Company shall promptly pay to the Lender, upon written demand by the Lender, any additional amounts necessary to compensate such Lender for such additional cost or reduced amounts receivable or rate of return as determined by such Lender with respect to this Agreement or the Loan made hereunder. If the Lender becomes entitled to claim any additional amounts pursuant to this Paragraph 1(e), it shall promptly notify the Company of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence containing the calculation thereof in reasonable detail submitted by the Lender to the Company shall be conclusive in the absence of manifest error. The provisions hereof shall survive the termination of this Agreement and payment of the outstanding Loan and all other amounts payable hereunder.

          1(f) Funding. The Lender shall be entitled to fund all or any portion of the Loan in any manner it may determine in its sole discretion, but all calculations and transactions hereunder shall be conducted as though the Lender actually funds the Loan through the purchase in London of offshore dollar deposits in the amount of the Loan.


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     2. Miscellaneous Lending Provisions.

          2(a) Use of Proceeds. The proceeds of the Loan shall be used by the Company solely for the purpose of funding start-up costs.

          2(b) Note. The obligations of the Company to repay the Loan shall be evidenced by a note payable to the order of the Lender in the form attached hereto as Exhibit A (the "Note").

          2(c) Interest and Fee Billing and Payment. The Lender shall, on or before the fifth Business Day of each month, deliver to the Company an interest and fee billing for the immediately preceding month, which billing shall set forth interest accrued and payable on the Loan and fees payable hereunder for such month and which billing shall be payable no later than the second Business Day following receipt thereof by the Company.

          2(d) Repayment of Principal. The Company shall pay the principal amount of the Loan and any accrued and unpaid interest on the Maturity Date.

          2(e) Nature and Place of Payments. All payments made on account of the Obligations shall be made without set-off or counterclaim in lawful money of the United States of America in immediately available same day funds, free and clear of and without deduction for any taxes, fees or other charges of any nature whatsoever imposed by any taxing authority upon the Lender and if received by the Lender by 2:00 p.m. (Charlotte, North Carolina time) such payment will be credited on the Business Day received. If a payment is received after 2:00 p.m. (Charlotte, North Carolina time) by the Lender, such payment will be credited on the next succeeding Business Day and interest thereon shall be payable at the then applicable rate until credited. If any payment required to be made by the Company hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension.

          2(f) Post-Maturity Interest. Any Obligations not paid when due (whether at stated maturity, upon acceleration or otherwise) shall bear interest from the date due until paid in full at a per annum rate equal to four percent (4%) above the interest rate otherwise applicable thereto, or, if such Obligations do not otherwise bear interest, four percent (4%) above the LIBOR-Based Rate.

          2(g) Computations. All computations of interest and fees payable hereunder shall be based upon a year of 360 days for the actual number of days elapsed.

          2(h) Prepayments.

               (1) The Company may voluntarily prepay Loans hereunder in whole or in part at any time.


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               (2) The  Company  shall  pay in  connection  with any  prepayment hereunder all interest accrued but unpaid on the Loan to which such prepayment is applied concurrently with payment of any principal amounts.

          2(i) Fees. The Company shall pay the following fees: (i) an upfront fee of $5,000 to Lender upon Closing.

     3. Conditions to Making of the Loan. As conditions precedent to the Lender's obligation to make the Loan hereunder:

          (1) The Company shall have delivered to the Lender, in form and substance satisfactory to the Lender and its counsel each of the following:

               (i) A duly executed copy of this Agreement;

               (ii) A duly executed copy of the Note;

               (iii) A copy of the Guaranty duly executed by the Guarantor;

               (iv) Such credit applications, financial statements, authorizations and such information concerning the Company and its businesses, operations and conditions (financial and otherwise) as the Lender may reasonably request;

               (v) Certified copies of resolutions of the Board of Directors of the Company approving the execution and delivery of the Credit Documents, the performance of the Obligations thereunder and the consummation of the transactions contemplated thereby;

               (vi) A certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute and deliver the Credit Documents;

               (vii) A copy of the Articles of Incorporation of the Company certified by the Secretary or an Assistant Secretary of the Company as of the date of this Agreement as being accurate and complete;

               (viii) A copy of the Bylaws of the Company certified by the Secretary or an Assistant Secretary of the Company as of the date of this Agreement as being accurate and complete;

               (ix) A certificate of the Secretary of State of the State of Virginia, certifying as of a recent date that the Company is in good standing


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               (2) All acts and conditions (including,  without limitation,  the obtaining of any necessary regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened precedent to the execution, delivery and performance of the Credit Documents and to constitute the same legal, valid and binding obligations, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all applicable laws.

               (3) All documentation, including, without limitation, documentation for corporate and legal proceedings in connection with the transactions contemplated by the Credit Documents shall be satisfactory in form and substance to the Lender and its counsel, and all legal and financial due diligence on the Company and its operation and conditions shall be completed and shall be satisfactory to Lender and its counsel.

               (4) All fees required to be paid on or before the date hereof pursuant to Paragraph 2(i) above shall have been paid prior to (or will be paid concurrently with) the making of the Loan hereunder.

     4. Representations and Warranties of the Company.

     The Company represents and warrants to the Lender that:

          4(a) Corporate Existence; Compliance with Law. The Company: (1) is duly organized, validly existing and in good standing as a corporation under the laws of Virginia and is qualified to do business in each other jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to qualify could have a material adverse effect on the Company or its property or business or on the ability of the Company to pay or perform the Obligations, (2) has the corporate power and authority and the legal right to own and operate its property and to conduct business in the manner in which it does and proposes so to do, and (3) is in compliance with all Requirements of Law and Contractual Obligations, the failure to comply with which could have a material adverse effect on the business, operations, assets or financial or other condition of the Company.

          4(b) Corporate Power; Authorization; Enforceable Obligations The Company has the corporate power and authority and the legal right to execute, deliver and perform the Credit Documents and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents. The Credit Documents have been duly executed and delivered on behalf of the Company and constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.

          4(c) Investment Companies Act. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.


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          4(d) Federal  Reserve Board  Regulations.  The Company is not engaged, and will not engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of such terms under Regulation U. No part of the proceeds of the Loan issued hereunder will be used, directly or indirectly, for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System.

          4(e)  Ownership  and  Subsidiaries.   As  of  the  date  hereof,   the
outstanding stock of the Company is owned by Parent, and the Company has no subsidiaries.

     5. Affirmative Covenants. The Company hereby covenants and agrees with the Lender that, as long as any Obligations remain unpaid, the Company shall:

          5(a) Payment of Indebtedness. Pay or otherwise satisfy at or before maturity or before it becomes delinquent or accelerated, as the case may be, all its Indebtedness (including taxes), except Indebtedness being contested in good faith by appropriate proceedings and for which provision is made to the satisfaction of the Lender for the payment thereof in the event any Company is found to be obligated to pay such Indebtedness and which Indebtedness is thereupon promptly paid by such Company.

          5(b) Maintenance of Existence and Properties. Maintain its corporate existence and obtain and maintain all rights, privileges, licenses, approvals, franchises, properties and assets necessary or desirable in the normal conduct of its business.

          5(c) Inspection of Property; Books and Records; Audits.

               (1) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and

               (2) Permit: (i) representatives of the Lender, to (A) visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired by the Lender, (but, prior to the occurrence of an Event of Default, only upon not less than two Business Days' prior notice), and (B) discuss the business, operations, properties and financial and other condition of the Company with officers and employees of the Company, and with the independent certified public accountants of the Company, and (ii) representatives of the Lender to conduct periodic operational audits of the Company's business and operations of the Company.

          5(d) Notices. Promptly give written notice to the Lender of:


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               (1) The  occurrence of any Potential  Default or Event of Default known to responsible management personnel of the Company and the proposed method of cure thereof;

               (2) Any litigation or proceeding affecting the Company which could have a material adverse effect on the business, operations, property, or financial or other condition of the Company;

               (3) A material adverse change known to responsible management personnel of the Company in the business, operations, property or financial or other condition of any Company;

               (4) A default under the terms of any Indebtedness to which the Company is a party (whether or not such default gives rise to the right of the affected lender to accelerate such Indebtedness); and

               (6) Any violation of any Requirements of Law or Contractual Obligations to which the Company may be subject or a party.

          5(e) Expenses. Pay all reasonable out-of-pocket costs and expenses (including fees and disbursements of legal counsel): (1) of the Lender incident to the preparation, negotiation and administration of the Credit Documents, including with respect to or in connection with any waiver or amendment thereof or thereto, (2) of the Lender associated with any periodic audits conducted pursuant to Paragraph 5(d)(2)(ii) above, and (3) of the Lender incident to the enforcement of payment of the Obligations, whether by judicial proceedings or otherwise, including, without limitation, in connection with bankruptcy, insolvency, liquidations reorganization moratorium or other similar proceedings involving the Company or a "workout" of the Obligations. The obligations of the Company under this Paragraph 5(f) shall survive payment of all other Obligations.

          5(f)  Credit  Documents.   Comply  with  and  observe  all  terms  and
conditions of the Credit Documents.

          5(g)  Insurance.   Obtain  and  maintain  insurance  with  responsible
companies in such amounts and against such risks as are usually carried by corporations engaged in similar businesses similarly situated, including, without limitation, errors and omissions coverage and fidelity coverage in form and substance acceptable to the Lender, and furnish the Lender on request full information as to all such insurance, and to provide within five (5) days after receipt, certificates or other documents evidencing the renewal of each such policy.

          5(h) Year 2000 Compatibility. The Company shall take all action necessary to assure that the Company's computer-based systems are able to operate and effectively process data including dates on or after January 1, 2000. At the request of the, the Company shall provide the Lender assurance acceptable to the Lender of the Company's Year 2000 compatibility.


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     6.  Negative  Covenants.  The Company  hereby  agrees that,  as long as any
Obligations remain unpaid, the Company shall not at any time, directly or indirectly:

          6(a) Consolidation and Merger; Change of Business. Liquidate or dissolve or enter into any consolidation or merger or enter into any partnership, joint venture, syndicate or other combination or make any change in the nature of its business as presently conducted.

     7. Events of Default. Upon the occurrence of any of the following events (an "Event of Default"):

          7(a) The Company shall fail to pay principal or interest on the Loan or any fee payable pursuant to Paragraph 2(i) above when due; or

          7(b) Any representation or warranty made or deemed made by the Company in any Credit Document or in connection with any Credit Document shall be inaccurate or incomplete in any material respect on or as of the date made or deemed made; or

          7(c) The Company shall fail to maintain its corporate existence or shall default in the observance or performance of any covenant or agreement contained in Paragraph 6; or

          7(d) Glade M. Knight is no longer serving as Chairman of the Board and President of the Company; or

          7(e) The Company shall fail to observe or perform any other term or provision contained in the Credit Documents and such failure shall continue for thirty (30) days; or

          7(f) The Company shall default in any payment of principal of or interest on any Indebtedness in the aggregate principal amount of $100,000 or more (and without regard for the dollar amount of the defaulted payment), or any other event shall occur, the effect of which is to permit such Indebtedness to be declared or otherwise to become due prior to its stated maturity; or

          7(g) (1) The Company or the Parent shall commence any case, proceeding or other action (i) relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to the Company or the Parent, or seeking to adjudicate the Company or the Parent a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to the Company or the Parent or the debts of either of them, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for the Company or the Parent or for all or any substantial part of the assets of the Company or the Parent, or the Company or the Parent shall make a general assignment for the benefit of its creditors; or (2) there shall be commenced against the Company or the Parent any case, proceeding or other action of a nature referred to in clause (1) above which (i) results in the entry of an order for relief or any such adjudication or appointment, or (ii) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (3) there shall be commenced against the Company or the Parent any case, proceeding


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or  other  action  seeking  issuance  of a  warrant  of  attachment,  execution, distraint or similar process against all or substantially all of the assets of either of them which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within sixty (60) days from the entry thereof; or (4) the Company or the Parent shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in (other than in connection with a final settlement), any of the acts set forth in clauses (1), (2) or (3) above; or (5) the Company or the Parent shall generally not, or shall be unable to, or shall admit in writing its inability to pay its debts as they become due; or

          7(h) One or more judgments or decrees in an aggregate amount in excess of $100,000 shall be entered against the Company and all such judgments or decrees shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within sixty (60) days from the entry thereof; or


                                      THEN:

               (1) Automatically upon the occurrence of an Event of Default under Paragraph 7(g) above; and

               (2) In all other cases, at the option of the Lender;

the principal balance of outstanding Loan and interest accrued but unpaid thereon shall become immediately due and payable, without demand upon or presentment to the Company, which are expressly waived by the Company.

     8. Miscellaneous Provisions.

          8(a) Assignment. The Company may not assign its rights or obligations under this Agreement without the prior written consent of the Lender. Subject to the foregoing, all provisions contained in this Agreement or any document or agreement referred to herein or relating hereto shall inure to the benefit of the Lender, and its successors and assigns, and shall be binding upon the Company, and its successors and assigns.

          8(b) Amendment. Neither this Agreement nor any of the other Credit Documents may be amended or terms or provisions hereof or thereof waived unless such amendment or waiver is in writing and signed by the Lender and the Company.

          8(c) Cumulative Rights; No Waiver. The rights, powers and remedies of the Lender under the Credit Documents are cumulative and in addition to all rights, powers and remedies provided under any and all agreements among the Company and the Lender relating hereto, at law, in equity or otherwise. Any delay or failure by the Lender to exercise any right, power or remedy shall not constitute a waiver thereof by the Lender, and no single or partial


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exercise by the Lender of any right,  power or remedy  shall  preclude  other or further exercise thereof or any exercise of any other rights, powers or remedies.

          8(d) Entire Agreement. This Agreement and the documents and agreements referred to herein embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

          8(e) Survival. All representations, warranties, covenants and agreements on the part of the Company contained in the Credit Documents shall survive the termination of this Agreement and shall be effective until the Obligations are paid and performed in full or longer as expressly provided herein.

          8(f) Notices. All notices given by any party to the others under the Credit Documents shall be in writing unless otherwise provided for herein, delivered personally or by depositing the same in the United States mail, registered, with postage prepaid, addressed to the party at the address set forth on Schedule I attached hereto. Any party may change the address to which notices are to be sent by notice of such change to each other party given as provided herein. Such notices shall be effective on the date received or, if mailed, on the third Business Day following the date mailed.

          8(g) Governing Law/Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina. TO THE EXTENT PERMITTED BY LAW, THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THE CREDIT DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THE CREDIT DOCUMENTS.

          8(h) Counterparts. This Agreement and the other Credit Documents may be executed in any number of counterparts, all of which together shall constitute one agreement.

          8(i) Binding Arbitration. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to the Note or any other Credit Document ("Disputes"), between or among parties to the Note or any other Credit Document shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaim, claims brought as class actions, claims arising from Credit Documents executed in the future, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Credit Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable



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



statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this paragraph shall not apply to any hedging arrangement that is a Credit Document.

     9. Definitions. For purposes of this Agreement, the terms set forth below shall have the following meanings:

     "Affiliate" shall mean, as to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. "Control" as used herein means the power to direct the management and policies of such Person.

     "Agreement" shall mean this Agreement, as the same may be amended, extended or replaced from time to time.

     "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in Charlotte, North Carolina are authorized or obligated to close their regular banking business.

     "Company" shall have the meanings given such terms in the introductory paragraph hereof.

     "Contractual Obligation" as to any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

     "Credit Documents" shall mean this Agreement and the Note and each other document, instrument and agreement executed by the Company in connection herewith, as any of the same may be amended, extended or replaced from time to time.

     "Eurodollar Rate" shall mean the arithmetic average of the rates at which deposits in immediately available U.S. dollars in an amount equal to the aggregate amount of Eurodollar Loans proposed to be subject to such rates having a maturity approximately equal to six (6) months are offered to or by banks in the London interbank market, as determined by the Lender in accordance with its standard practices and calculated by the Lender on each Business Day during the term of this Agreement, it being understood that the Eurodollar Rate may change from day to day based on the Lender's determination of the Eurodollar Rate as provided above, said changes to be effective as of the date of determination of the Eurodollar Rate by the Lender.

     "Event of Default" shall have the meaning set forth in Paragraph 7 above.

     "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.


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



     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantor" shall mean Glade M. Knight.

     "Guaranty" shall mean the Guaranty of even date herewith executed by Guarantor for the benefit of Lender as same may be amended from time to time.

     "Indebtedness" of any Person shall mean all items of indebtedness which, in accordance with GAAP and practices thereof, would be included in determining liabilities as shown on the liability side of a statement of condition of such Person as of the date as of which indebtedness is to be determined, including: without limitation, all obligations for money borrowed, all amounts for which such Person may be obligated under gestation or other repurchase facilities, and shall also include all indebtedness and liabilities of others assumed or guaranteed by such Person or in respect of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection) whether by reason of any agreement to acquire such indebtedness or to supply or advance sums or otherwise.

     "Lender" shall have the meaning given such term in the introductory paragraph hereof.

     "LIBOR-Based Rate" shall mean a rate of interest equal to the Eurodollar Rate plus one and one-half percent (1.50%) per annum.

     "Lien" shall mean any security interest, mortgage, pledge, lien, claim on property, charge or encumbrance (including any conditional sale or other title retention agreement), any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

     "Loan" shall have the meaning given such term in Paragraph 1(a) above.

     "Maturity Date" shall mean October 20, 1999, as such date may be extended from time to time in writing by the Lender, in its sole discretion.

     "Note" shall mean have the meaning given such term in Paragraph 2(b) hereof.

     "Obligations" shall mean any and all debts, obligations and liabilities of the Company to the Lender (whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred), arising out of or related to the Credit Documents.

     "Parent" shall mean Apple Suites Advisors, Inc., a Virginia Corporation.

     "Person" shall mean any corporation, natural person, firm, joint venture, partnerships, trust, unincorporated organization or Governmental Authority.

     "Potential Default" shall mean an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

     "Requirements of Law" shall mean, as to any Person, the Articles or Certificate of Incorporation and Bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or a final and binding determination of an arbitrator or a determination of a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Subsidiary" shall mean any corporation, partnership or joint venture more than fifty percent (50%) of the stock or other ownership interest of which having by the terms thereof ordinary voting power to elect the board of directors, managers or trustees of such corporation, partnership or joint venture (irrespective of whether or not at the time stock of any other class or classes of such corporation, partnership or joint venture shall have or might have voting power by reason of the happening of any contingency) shall, at the time as of which any determination is being made, be owned, either directly or through Subsidiaries.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and sealed as of the day and year first above written.

                                      APPLE SUITES, INC., a Virginia corporation

                                      By: /s/ Glade M. Knight
                                         ---------------------------------------
                                      Name: Glade M. Knight
                                           -------------------------------------
                                      Title: President
                                            ------------------------------------


                                      FIRST UNION NATIONAL BANK, a national
                                      banking association

                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                         LIST OF SCHEDULES AND EXHIBITS
                         ------------------------------

Schedule I        Schedule of Addresses

Exhibit A         Form of Promissory Note

                              Schedule of Addresses


LENDER                                        COMPANY
------                                        -------

First Union National Bank                     Apple Suites, Inc.
One First Union Center, DC-6                  306 East Main Street
301 South College Street                      Richmond, Virginia 23219
Charlotte, North Carolina 28288-0166          Attention:       S.J. Olander, Jr.
Attention:        John Schissel               Telephone No.: (804) 643-1761
Telephone No.: (704) 383-1967                 Telecopy No.: (804) 782-9302
Telecopy No.:  (704) 383-6205





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